UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2011, Sunesis Pharmaceuticals, Inc., or we or the Company, entered into a Controlled Equity OfferingSM sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as agent and/or principal, pursuant to which we may issue and sell shares of our common stock par value $0.0001 per share. On each of April 10, 2013 and March 12, 2015, we amended the Sales Agreement to primarily provide for an increase in the offering sales price under the Sales Agreement. The Sales Agreement, as amended, provides that we may sell shares of our common stock having an aggregate offering price of up to $30 million. As of November 7, 2017, common stock for aggregate gross proceeds of $3,494,019, or the ATM Balance, remained available under the Sales Agreement, as amended.

On November 7, 2017, we entered into a third amendment to the Sales Agreement, or Amendment No. 3 to Sales Agreement, to primarily provide for an increase in the aggregate offering price under the Sales Agreement, such that as of November 7, 2017, we may sell common stock with an aggregate offering price of $45.0 million under the Sales Agreement, as amended, including the ATM Balance.

Under the Sales Agreement, as amended, Cantor may sell our common stock by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Stock Market on any other existing trading market for the Common Stock or to or through a market maker. In addition, under the Sales Agreement, as amended, Cantor may sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time.

We will pay Cantor a commission rate of up to 3.0% of the gross sales price per share of any common stock sold through Cantor as agent under the sales agreement. We have also provided Cantor with customary indemnification and contribution rights.

The issuance and sale of shares of our common stock by us under the Sales Agreement, as amended, is subject to the effectiveness of our registration statement on Form S-3, filed with the Securities and Exchange Commission, or the SEC, on June 8, 2017 (the “New Registration Statement”). The ATM Balance shares are currently available for sale pursuant to our registration statement on Form S-3 (No. 333-195779) (the “Prior Registration Statement”). Upon the effectiveness of the New Registration Statement, the offering of the ATM Balance Shares under the Prior Registration Statement will be deemed terminated and all shares of common stock (including the ATM Balance shares) will be offered and sold pursuant to the New Registration Statement. We cannot make assurances as to if or whether this registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement.

The foregoing description of the Sales Agreement, as amended, is not complete and is qualified in its entirety by reference to the full text of (i) the Sales Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on August 11, 2011, (ii) Amendment No. 1 to Sales Agreement, dated April 10, 2013, between the Company and Cantor, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on April 10, 2013, (iii) Amendment No. 2 to Sales Agreement, dated March 12, 2015, between the Company and Cantor, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on March 12, 2015, and (iv) Amendment No. 3 to Sales Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Sales Agreement, dated November 7, 2017, between Sunesis Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: November 7, 2017	By:	/s/ Daniel N. Swisher, Jr.
Daniel N. Swisher, Jr. Chief Executive Officer, President, Interim Chief Financial Officer and Corporate Secretary